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                                                                 Exhibit 10.14

                                     AGREEMENT

This Agreement is made at PUNE on this 7th day of April 1995.

                                       BETWEEN

BIO-VED, INC., 911 Bern Court, # 110, San Jose, CA 95112 USA (hereinafter referred to as THE COMPANY) of the FIRST PART

                                         AND

Bhushan Patwardhan, Ph.D 1471, Shukrawar Peth, Tulshibag Chowk, Pune - 411 002, India, (hereinafter referred to as DR. PATWARDHAN) of the SECOND PART;

WHEREAS

1.  REPRESENTATIONS:

    Dr. Patwardhan represented to the company that:

    a. He has developed an extract of [*] based upon a method of extraction contained in two patent applications No's. 188/BOM/93 and 189/BOM93 with the Patent Office, Bombay and the said Applications are pending for registration.

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    b.   He is the absolute owner of the process for extraction.

    c. The said extract has been evaluated and found useful in rodent animals as an immunomodulator (stimulant) when the immune system of these animals had previously been suppressed, and in vitro as a scavenger for free circulating oxygen radicals.

    d. No other person other than Dr. Patwardhan has any right, title interest or claim in the development of the said extract in the uses as described in Para 1 (c)

2. The representation made by Dr. Patwardhan and briefly narrated in Para (1) above form the basis of this Agreement.

3. The Company has, for purposes of identification, has referred to the use of said extract as described in Para 1(c), as IM-10.

4.  GRANT

    Dr. Patwardhan agrees to grant to the Company, the exclusive rights (a) to seek any and all possible patents, (b) for the use, development, extraction, manufacture, sale and commercial exploitation of IM-10 either as sole formulation or in combination with other products or formulation or formulations throughout the world. (These rights are hereinafter referred to as Rights in IM-10).

5.  PAYMENTS

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    The Company agrees to compensate Dr. Patwardhan as follows:

    a. US [***] at time of signing, for receipt of all copies of preclinical evaluations and studies completed or in process and right of first refusal upon completion of clinical study.

    b. US [***] at sixty (60) days after receipt of preclinical evaluations and studies if BIO-VED decides to proceed with a confirming clinical study. In the event that BIO-VED declines to proceed with the clinical study, it shall return all materials defined in (a) above within thirty (30) days.

    c. US [***] at sixty (60) days after completion of Clinical Study if BIO-VED accepts future development and marketing. In the event that BIO-VED declines future development and marketing, it shall return all materials defined in (a) above within thirty (30) days.

    d.   US [***] at sixty (60) days after first sale in India.

6.  CONFIDENTIALITY

    The documents and information given by Dr. Patwardhan to the company shall be treated as confidential by the Company and shall not be disclosed by anybody except for the purposes of evaluation for clinical confirmation and for potential patent application.

7. The results of the clinical trial shall be kept secret by Dr. Patwardhan and he shall not disclose the said results or its methodology to anyone; nor shall

* Confidential provisions omitted and filed separately with the Commission.

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    Dr. Patwardhan disclose any information coming to his knowledge regarding the company or regarding any matter in connection with this agreement, to anybody except with the written consent of the Company.

8.  MARKETING

    The Company intends to use the said formulation and/or sell the said formulation in the market for the claims to be supported by clinical evaluation. The Company intends to bring in Indian market, the said formulation within a period of one year of clinical confirmation as well as FDA approval. The Company intends to market the said formulation worldwide within a period of seven years from the marketing in India. It is the intention to market the formulation IM-10 in all forms or in combinations as early as possible and Dr. Patwardhan agrees to co-operate with the company in it.

9. In the event of the Company failing to commence the marketing operation in respect of the said product in India within the aforesaid period of one year, Dr. Patwardhan shall have all rights to the said product in India.
    In the event of the company altogether failing to commence the marketing of the formulation within a period of 7 years anywhere in the world other than India, then Dr. Patwardhan shall have all rights to the said product outside India.

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10. ROYALTY

    The Company shall pay to Dr. Patwardhan a royalty calculated at the rate of [***] of the gross revenue earned by it by marketing sale of the said formulation. The royalty shall be paid after accounts are settled by the Company at the end of each accounting year.

11. The Company shall be entitled to sub-license the use, manufacture and/or sale of the said formulation of IM-10. In the event of sub-licensing the Company shall pay to Dr. Patwardhan [***] of the royalty received by the said sub-licensing.

12. VESTING OF RIGHTS

    The entire rights in respects of the said formulation, its method of extraction and manufacture and a commercial exploitation of the said formulation and all rights in IM-10 shall vest with the company and Dr. Patwardhan shall not be entitled to interfere in it in any manner.

13. INTELLECTUAL PROPERTY

    The Company will at its own expense, evaluate and if feasible, pursue patent applications on the said formulation and/or its uses. Dr. Patwardhan agrees to provide all technical assistance in the preparing of applications, preparing responses to all examiner inquiries or challenges, and presenting himself as needed, travel expenses at the cost to the Company, in defense of any applications.

* Confidential provisions omitted and filed separately with the Commission.

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14. ARBITRATION

    In the event of any dispute arising between the parties regarding this agreement and/or interpretation of the terms and conditions of this agreement and/or liabilities arising out of this agreement, the same shall referred to an arbitration of two arbitrators, one to be appointed by each party and in the event of arbitrators not being unanimous in their decisions, the matter shall be referred to an umpire to be chosen, and appointed by the arbitrators. The arbitration proceedings may be held in India but the matter shall be decided in accordance with the law of the country about which or within whose territory the subject matter of dispute arises, or relates.

IN WITNESS WHEREOF the parties have signed this DEED on the date and year mention herein.

Signed by

/s/ Barry Wald
-------------------------------
Mr. Barry Wald
President
On Behalf of BIO-VED, Inc. USA
On a7th April, 1995                    (Party of the First Part)



Signed by

/s/ Bhushan Patwardhan
-------------------------------
Dr. Bhushan Patwardhan

On 7th April, 1995                (Party of the Second Part)